EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
Michael V. Shustek, as Chief Executive Officer of Vestin Mortgage, Inc., the sole Manager of Vestin Fund II, LLC (the “Registrant”), and John Alderfer, as Chief Financial Officer of Vestin Mortgage, Inc., hereby certify, pursuant to 18 U.S.C. §1350, that
(1)	the Registrant’s Report on Form 10-Q/A for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: January 4, 2006

/s/ Michael V. Shustek
Michael V. Shustek*
Chief Executive Officer
of Vestin Mortgage, Inc., Manager of the Registrant

Dated: January 4, 2006

/s/ John Alderfer
John Alderfer *
Chief Financial Officer
of Vestin Mortgage, Inc., Manager of the Registrant

* Michael V. Shustek and John Alderfer function as the equivalent of the Chief Executive Officer and Chief Financial Officer, respectively, of the Registrant for purposes of 18 U.S.C. Section 1350.